EXHIBIT 99(a)

                 Enteractive Joins USWeb Network of Affiliates;
           Establishes Company to Develop Major East Coast Territories


New York, Enteractive, Inc. (NASDAQ: ENTR, ENTRW), a publisher of software for the entertainment and recreation markets, and USWeb Corporation of Santa Clara, CA, USWeb Corp., the nation's largest professional services firm to provide a single source for Internet and Intranet services today announced the signing of multiple market Affiliate agreements. Under the agreements, Enteractive will establish a subsidiary to open multiple USWeb Affiliate offices in select East Coast markets. Over the next six months, Enteractive intends to establish a USWeb Affiliate office in New York and, subject to regulatory approval, has been granted exclusive rights to develop new USWeb Affiliate offices in Long Island (Nassau-Suffolk County), Philadelphia, Baltimore, Stamford, CT, and Bergen County and Newark, NJ. Enteractive will provide a full range of Internet and Intranet-based business solutions; including Web site design, hosting and management, design and implementation of database and e-commerce solutions, educational programs and Web-related strategic consulting and marketing.

"USWeb is delighted to welcome Enteractive into our rapidly growing network of Affiliates," said Joe Firmage, chairman and CEO of USWeb Corporation. "Enteractive's multimedia expertise provides a natural foundation for expanding into the Web development arena. Under it's new subsidiary, Enteractive can leverage it's entrepreneurial approach, strong management team and ability to scale to establish a strong presence for USWeb in key East Coast markets."

"Enteractive sees an attractive opportunity in providing high-quality, Web-related solutions to businesses through a network of regional offices. Our plan is to become the premier provider of Web related services in the markets we serve," said Andrew Gyenes, chairman and CEO of Enteractive. "We've joined forces with USWeb to maximize this opportunity. By leveraging USWeb's expertise in marketing, technology and operations, Enteractive can utilize and benefit from proven methodologies and economies of scale to quickly grow this segment of our business,"

"Our strategy for growing a network of Enteractive-owned USWeb Affiliate locations is straightforward," said Ken Gruber, chief financial officer for Enteractive. "In cities where we identify complementary Web development or consulting firms, we will seek to acquire or partner with them. Otherwise, we will look forward to opening an office and building the business in a traditional manner."

Founded in 1993, Enteractive has developed over 20 multimedia products, many of which have been acclaimed for their user interface design, graphics, and ability to present content using interactive media. This in-house expertise, which has also been responsible for the development of internal websites, will facilitate the transition into this new initiative with USWeb while continuing to publish multimedia products.

"This past July, Enteractive's software publishing activities were re-focused on entertainment and recreation products. In addition to the Web-related activities we are now initiating, we will maintain a core group focused on maximizing the potential of the Picture Perfect Golf series, the Sacred Mirror of Kofun, an interactive adventure game, and other entertainment products, while selectively evaluating new products to publish", concluded Mr. Gyenes.

Enteractive (ENTR, ENTRW) is a publisher of software for the entertainment and recreation markets. Under a contract with USWeb corporation it will provide end-to-end professional Web consulting services including in-depth business analysis, Internet and Intranet Web site development, site maintenance, hosting, marketing and education - targeting the needs of Fortune 1000 customers. Further information can be obtained at http://www.enteractive.com.

USWeb, Outfitters to the World Wide Web, is the first national professional services firm to provide a single source for Internet and Intranet services that enable businesses to reduce the complexity and cost associated with building a presence on the Web. USWeb offers best-in-class Internet and Intranet Web consulting, needs analysis, graphics and software development, hosting, site marketing and educational services. As of December 3, 1996 USWeb Corporation, headquartered in Santa Clara, CA, had signed agreements with 32 Affiliates with operations in 38 markets. Company news and background information are available at http://www.usweb.com or call (408) 987-3200.

This press release contains certain forward-looking statements, which are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to implement its new strategy. Although the Company believes that the assumptions, including the demand for Web-related services, underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                       ###

USWeb, and Outfitters to the World Wide Web are trademarks of USWeb Corporation. All other trademarks are property of their respective owners.

KEYWORDS: USWEB, ENTERACTIVE, WORLD WIDE WEB, INTERNET, INTRANET,
WEB DEVELOPER


                                       -2-